THE GABELLI WESTWOOD EQUITY FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and
All requirements of the Affiliated Underwriting Procedures of the Fund. A folder documenting such compliance for each transaction
Is available for inspection by Board Members.
                                                           Total
Trade                                         Fund's    Westwood Funds
Date     Issue                      Shares   % of Issue   Allotment
Gabelli:
3/30/99  Pepsi Bottling Group, Inc. 10,500     0.01%       10,500


% of Issue
  For all                             Spread   Spread
Westwood Funds    Price    Amount     Amount     %      Broker
Gabelli:
0.01%             $23.00   $241,500   $0.980    4.26%  Morgan Stanley


Issues Within
90 Days          Reason
Gabelli:
3               (1),(2)


The purchases listed above meet the following requirements of 10f-3
      ...Part of an issue registered under the Securities Act of 1933. ...Purchased at not more than the offering price.
      ...Offered pursuant to a firm commitment underwriting.
      ...The issuer has been in continuous operation for at least 3 years. All other requirements are presented in the table above.
Reasons:

(1) Does not exceed 125% of the mean offering spread of three
Comparable issues underwritten in the last 90 days.
(2)  Does not exceed 110% of the underwriting spread of three
Comparable issues underwritten in the last 90 days.



















Underwriters of Pepsi Bottling Group, Inc.

U.S. Underwriters                            Number of Shares
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated                              12,320,000
Morgan Stanley & Co. Incorporated            12,320,000
Bear, Stearns & Co. Inc.                      6,417,750
Credit Suisse First Boston Corporation        6,417,750
Goldman, Sachs & Co.                          6,417,750
Lehman Brothers Inc.                          6,417,750
NationsBanc Montgomery Securities LLC         6,417,750
Salomon Smith Barney Inc.                     6,417,750
Sanford C. Bernstein & Co., Inc.              6,417,750
Schroder & Co. Inc.                           6,417,750
Utendahl Capital Partners, L.P.                 500,000
Blaylock & Partners, L.P.                       400,000
Guzman & Company                                400,000
CIBC Oppenheimer Corp.                          352,000
Cazenove Incorporated                           352,000
Chase Securities Inc.                           352,000
Deutsche Bank Securities Inc.                   352,000
Donaldson, Lufkin & Jenrette Securities
   Corporation                                  352,000
Dresdner Kleinwort Benson North America LLC     352,000
A.G. Edwards & Sons, Inc.                       352,000
HSBC Securities, Inc.                           352,000
Lazard Freres & Co. LLC                         352,000
J.P. Morgan Securities Inc.                     352,000
PaineWebber Incorporated                        352,000
Prudential Securities Incorporated              352,000
RBC Dominion Securities Corporation             352,000
Wasserstein Perella Securities, Inc.            352,000
Arnhold and S. Bleichroeder, Inc.               160,000
Crowell, Weedon & Co.                           160,000
Davenport & Company LLC                         160,000
D.A. Davidson & Co.                             160,000
First Albany Corporation                        160,000
Gabelli & Company, Inc.                         160,000
Janney Montgomery Scott Inc.                    160,000
Edward D. Jones & Co., L.P.                     160,000
C.L. King & Associates, Inc.                    160,000
Legg Mason Wood Walker, Incorporated            160,000
Neuberger Berman, LLC                           160,000
Ormes Capital Markets, Inc.                     160,000
Pryor, McClendon, Counts & Co., Inc.            160,000
Ragen MacKenzie Incorporated                    160,000
Samuel A. Ramirez & Co. Inc.                    160,000
Muriel Siebert & Co., Inc.                      160,000
Surro & Co. Incorporated                        160,000
May Davis Group Inc.                             70,000
         Total                               85,000,000